Exhibit 99.2

News From Xerox

For Immediate Release	Xerox Corporation 45 Glover Avenue P.O. Box 4505 Norwalk, CT 06856-4505 tel +1-203-968-3000

Xerox Announces Pricing Terms of Offers to Exchange Outstanding Notes

NORWALK, Conn., Mar. 14, 2017 – Xerox (NYSE: XRX) announced today the pricing terms of its offer to purchase $300 million in debt and exchange an additional $300 million of existing debt for new 4.070% senior notes due March 17, 2022 (the “new notes”).

The pricing terms of the company’s private offers (the “offers”) to exchange certain existing notes are listed in the table below. These terms were established as of 2:00 p.m. ET on March 14, 2017 (the “payment determination date”).

The early participation payment to be received in each offer (as defined below) for each $1,000 principal amount of the existing notes validly tendered for exchange and not validly withdrawn as of 5:00 p.m. ET, on March 13, 2017 (the “early participation date”), and accepted for purchase and exchange is set forth in the table below. The early participation payment, which includes an early participation premium of $50.00 in cash per $1,000 principal amount of existing notes validly tendered (and not validly withdrawn) prior to the early participation date and accepted for purchase and exchange, will be paid in cash. Based on the acceptance priority levels, the 2.750% notes due 2020 (as defined below) have an acceptance priority level 6 and will be subject to a proration factor of approximately 17%.

The terms and conditions of the offers are described in an offering memorandum dated February 28, 2017 (as it may be amended or supplemented from time to time, the “offering memorandum”) and the accompanying letter of transmittal (as it may be amended or supplemented from time to time, the “letter of transmittal” and, together with the offering memorandum, the “offer documents”).

The amount of each series of existing notes to be purchased for cash and exchanged for new notes for the applicable consideration will be determined in accordance with the applicable acceptance priority level (as defined below), subject to proration as discussed below. Each offer may be individually amended, extended, terminated or withdrawn without amending, extending, terminating or withdrawing any other offer. The principal amount of new notes to be issued in the offers was not increased, so all existing notes not accepted for purchase and exchange will be returned to the eligible holder.

The following table sets forth certain terms of the offers and the early participation payment for each series of existing notes accepted in the offers:

								Early Participation Payment per $1,000 1, [2]
CUSIP Number	Title of Series	Aggregate Principal Amount Outstanding	Reference U.S. Treasury Security	Bloomberg Reference Page	Fixed Spread (basis points)	Acceptance Priority Level[1]	Principal Amount Tendered for Exchange as of Early Participation Date	New Notes Principal Amount	Cash Consideration
984121BW2	6.350% Senior Notes due 2018 (the “6.350% notes”)	$1,000,000,000	1.125% U.S. Treasury due 02/28/2019	PX1	45	1	$260,001,000	$500	$551.71
984121CA9	5.625% Senior Notes due 2019 (the “5.625% notes”)	$650,000,000	1.125% U.S. Treasury due 02/28/2019	PX1	120	2	$96,362,000	$500	$580.25
984121CG6	2.750% Senior Notes due 2019 (the “2.750% notes due 2019”)	$500,000,000	1.125% U.S. Treasury due 02/28/2019	PX1	95	3	$94,016,000	$500	$508.22
984121CH4	2.800% Senior Notes due 2020 (the “2.800% notes”)	$400,000,000	1.375% U.S. Treasury due 02/15/2020	PX1	120	4	$87,236,000	$500	$498.15
984121CM3	3.500% Senior Notes due 2020 (the “3.500% notes”)	$400,000,000	1.375% U.S. Treasury due 02/15/2020	PX1	125	5	$37,802,000	$500	$519.05
984121CK7	2.750% Senior Notes due 2020 (the “2.750% notes due 2020”)	$400,000,000	1.375% U.S. Treasury due 02/15/2020	PX1	130	6	$145,014,000	$500	$493.11

1.	Since at least $600 million in principal amount of existing notes were tendered by the early participation date, Xerox will purchase $300 million aggregate principal amount of existing notes for cash as described herein and also issue $300 million in new notes in exchange for an additional $300 million of existing notes. Premiums to par, if any, and all accrued and unpaid interest on accepted existing notes will also be paid in cash; accordingly, the amount of cash used to complete the offers will exceed $300 million. The amount of each series of existing notes to be purchased and exchanged for the applicable consideration will be determined in accordance with applicable acceptance priority level, subject to proration as discussed below. Since the principal amount of new notes to be issued in the offers was not increased, all existing notes not accepted for purchase and exchange will be returned to the eligible holder.
2.	To be paid in cash and new notes per $1,000 principal amount of existing notes accepted for purchase and exchange. The cash payment shown above includes applicable premium to par, if any, but excludes accrued and unpaid interest, which will be paid in cash in addition to the early participation payment.

The offers will expire at 11:59 p.m. ET on March 27, 2017, unless extended (such date and time, as they may be extended, the “expiration date”). To be eligible to receive the early participation payment, eligible holders had to validly tender (and not withdraw) their existing notes prior to 5:00 p.m. ET on March 13, 2017 (the “withdrawal deadline”). In addition to the consideration described above, all eligible holders of existing notes validly tendered and accepted for purchase prior to the expiration date will also receive accrued and unpaid interest on those existing notes from the last interest payment date to, but not including, the settlement date of the applicable offer, which is expected to be March 17, 2017. Xerox has elected to accept for purchase and exchange existing notes validly tendered at or prior to the early participation date, and not validly withdrawn prior to the withdrawal deadline, in accordance with the offers, at 2:00 p.m. ET on March 14, 2017 (the “early acceptance date”). Xerox does not expect to accept for purchase and exchange any existing notes tendered after the early participation date. Existing notes accepted on the early acceptance date may be settled on the business day Xerox chooses promptly thereafter, which Xerox anticipates will be March 17, 2017 (the “initial settlement date”).

The offers are subject to the satisfaction or waiver of certain conditions, and Xerox may waive these conditions in its sole discretion prior to the expiration date. The offers are not conditioned upon a minimum amount of existing notes of any series, or a minimum amount of existing notes of all series, being tendered.

To the extent any existing notes are accepted in the offers, the 6.350% notes, the 5.625% notes, the 2.750% notes due 2019, the 2.800% notes, the 3.500% notes and the 2.750% notes due 2020 will be accepted for purchase and exchange in order of priority (the “acceptance priority level”), with the 6.350% notes having an acceptance priority level 1 (i.e., the highest level of priority among the existing notes to be purchased and exchanged pursuant to the offers), the 5.625% notes having an acceptance priority level 2, the 2.750% notes due 2019 having an acceptance priority level 3, the 2.800% notes having an acceptance priority level 4, the 3.500% notes having an acceptance priority level 5 and the 2.750% notes due 2020 having an acceptance priority level 6 (i.e., the lowest level of priority among the existing notes to be purchased and exchanged pursuant to the offers).

For each $1,000 principal amount of existing notes (other than excess existing notes) accepted for purchase and exchange, a tendering eligible holder whose existing notes are validly tendered and accepted for purchase and exchange will receive (1) $500 principal amount of new notes plus (2) cash consideration equal to the early participation consideration plus (3) accrued and unpaid interest.

The “early participation payment” per $1,000 principal amount of existing notes is the early participation consideration plus $500 principal amount of new notes.

		Cash Consideration
Series	Principal Amount of New Notes[1]	Early Participation Consideration[2]
6.350% Notes	$500	$551.71
5.625% Notes	$500	$580.25
2.750% Notes due 2019	$500	$508.22
2.800% Notes	$500	$498.15
3.500% Notes	$500	$519.05
2.750% Notes due 2020	$500	$493.11

[1]	Per $1,000 principal amount of existing notes.
[2]	Early participation consideration includes an early participation premium of $50.00 to be paid in cash with respect to the entire principal amount of the existing notes to be accepted in the offers.

Eligible holders whose existing notes are accepted for purchase and exchange will receive a cash payment representing accrued and unpaid interest to, but not including, the initial settlement date.

The existing notes will be purchased for cash and exchanged for new notes based on the applicable acceptance priority level subject to proration as described below and in the offering memorandum. Existing notes not accepted due to the application of acceptance priority levels or proration will be returned to their tendering eligible holders promptly after the expiration or termination of the offers.

Subject to the aggregate maximum principal cash purchase amount and proration as described herein, all existing notes validly tendered (and not validly withdrawn) at or before the early participation date having a higher acceptance priority level will be accepted before any existing notes validly tendered at or before the early participation date having a lower acceptance priority level are accepted.

In the offering memorandum, Xerox indicated it would make available to holders its determination as to whether an exchange pursuant to an offer with respect to each series of notes results in a significant modification for U.S. federal income tax purposes promptly after the relevant facts became known. In pursuance thereof, Xerox intends to take the position that: (i) an exchange of the 6.350% notes for cash and new notes will not be treated as a significant modification with respect to the 6.350% notes and (ii) an exchange of the 5.625% notes, the

2.750% notes due 2019, the 2.800% notes, the 3.500% notes or the 2.750% notes due 2020, in each case, for cash and new notes will be treated as a significant modification with respect to the applicable notes. For further information regarding the U.S. federal income tax consequences of the offers, holders should consult the discussion under the heading “material U.S. federal income tax consequences” in the offering memorandum.

This press release is not an offer to sell or a solicitation of an offer to buy any securities in any jurisdiction or under any circumstances in which the offer or sale is unlawful. Xerox has not registered the new notes or the offering thereof under the Securities Act of 1933, as amended, which Xerox refers to as the “Securities Act,” or any state or foreign securities laws. The new notes may not be offered or sold in the United States, unless they are registered (including pursuant to the registration rights agreement as defined in the offering memorandum) or pursuant to an exemption from registration under the Securities Act.

The offers will only be made, and the new notes are only being offered and will only be issued, to holders of existing notes (i) in the United States, that are “qualified institutional buyers”, as that term is defined in Rule 144A under the Securities Act (each such holder, a “QIB”), in a private transaction in reliance upon the exemption from the registration requirements of the Securities Act and (ii) outside the United States, that are persons other than “U.S. persons”, as that term is defined in Rule 902 under the Securities Act, in offshore transactions in compliance with Regulation S under the Securities Act. Xerox refers to the holders of existing notes that have certified to Xerox that they are eligible to participate in the offers pursuant to at least one of the foregoing conditions as “eligible holders”. Only eligible holders are authorized to receive or review the offer documents or to participate in the offers.

Global Bondholder Services Corporation has been retained to serve as both the exchange agent and the information agent for the offers. Eligible holders may download the offer documents from Global Bondholder Services Corporation’s website at http://gbsc-usa.com/eligibility/xerox or obtain from Global Bondholder Services Corporation, free of charge, by calling (toll-free) +1-866-794-2200 or (collect) +1-212-430-3774.

In making an investment decision, eligible holders must rely on their own examination of Xerox and the terms of the offers, including the merits and risks involved. They should not construe anything in the offer documents as legal, business or tax advice. They should consult their own advisors as needed to make their investment decision and to determine whether they are legally permitted to participate in the offers under applicable laws and regulations. None of Xerox, the exchange agent, the information agent, the trustee or the dealer managers or any affiliate of any of them makes any recommendation as to whether eligible holders of the existing notes should exchange their existing notes for new notes pursuant to the offers. The offers are made only by the offering memorandum and related letter of transmittal. This press release is neither an offer to sell or purchase, nor a solicitation of an offer to sell or purchase, any existing notes or new notes in the offers. The offers are not being made to holders of existing notes in any jurisdiction in which the making or acceptance thereof would not be in compliance with the securities, blue sky or other laws of such jurisdiction. In any jurisdiction in which the offers are required to be made by a licensed broker or dealer, the offers will be deemed to be made on behalf of Xerox by the dealer managers or one or more registered brokers or dealers that are licensed under the laws of such jurisdiction.

About Xerox

Xerox Corporation is an $11 billion technology leader that innovates the way the world communicates, connects and works. Our expertise is more important than ever as customers of all sizes look to improve productivity, maximize profitability and increase satisfaction. We do this for small and mid-size businesses, large enterprises, governments, graphic communications providers, and for our partners who serve them.

We understand what’s at the heart of work – and all of the forms it can take. We embrace the increasingly complex world of paper and digital. Office and mobile. Personal and social. Every day across the globe – in more than 160 countries – our technology, software and people successfully navigate those intersections. We automate, personalize, package, analyze and secure information to keep our customers moving at an accelerated pace. For more information visit www.xerox.com.

Forward-Looking Statements

This release contains “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995. The words “anticipate”, “believe”, “estimate”, “expect”, “intend”, “will”, “should” and similar expressions, as they relate to us, are intended to identify forward-looking statements. These statements reflect management’s current beliefs, assumptions and expectations and are subject to a number of factors that may cause actual results to differ materially. Such factors include but are not limited to: our ability to address our business challenges in order to reverse revenue declines, reduce costs and increase productivity so that we can invest in and grow our business; changes in economic conditions, political conditions, trade protection measures, licensing requirements and tax laws in the United States and in the foreign countries in which we do business; changes in foreign currency exchange rates; our ability to successfully develop new products, technologies and service offerings and to protect our intellectual property rights; the risk that multi-year contracts with governmental entities could be terminated prior to the end of the contract term and that civil or criminal penalties and administrative sanctions could be imposed on us if we fail to comply with the terms of such contracts and applicable law; the risk that partners, subcontractors and software vendors will not perform in a timely, quality manner; actions of competitors and our ability to promptly and effectively react to changing technologies and customer expectations; our ability to obtain adequate pricing for our products and services and to maintain and improve cost efficiency of operations, including savings from restructuring actions; the risk that individually identifiable information of customers, clients and employees could be inadvertently disclosed or disclosed as a result of a breach of our security systems; reliance on third parties, including subcontractors, for manufacturing of products and provision of services; our ability to manage changes in the printing environment and markets and expand equipment placements; interest rates, cost of borrowing and access to credit markets; funding requirements associated with our employee pension and retiree health benefit plans; the risk that our operations and products may not comply with applicable worldwide regulatory requirements, particularly environmental regulations and directives and anti-corruption laws; the outcome of litigation and regulatory proceedings to which we may be a party; the risk that we do not realize all of the expected strategic and financial benefits from the separation and spin-off of our Business Process Outsourcing (BPO) business; and other factors that are set forth in the “Risk Factors” section, the “Legal Proceedings” section, the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” section and other sections of our Annual Report on Form 10-K, as well as in our Quarterly Reports on Form 10-Q and Current Reports on Form 8-K filed with the Securities and Exchange Commission (“SEC”). Xerox assumes no obligation to update any forward-looking statements as a result of new information or future events or developments, except as required by law.

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Media Contact:

Carl Langsenkamp, Xerox, +1-585-423-5782, carl.langsenkamp@xerox.com

Investor Contact:

Jennifer Horsley, Xerox, +1-203-849-2656, jennifer.horsley@xerox.com

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